UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported) MARCH 20, 1998
       -----------------------------------------------------------------




                            EQUITABLE RESOURCES, INC.
             (Exact name of registrant as specified in its charter)




        PENNSYLVANIA                    1-3551               25-0464690
(State or other jurisdiction          (Commission           (IRS Employer
      of incorporation)               File Number)        Identification No.)




420 BOULEVARD OF THE ALLIES, PITTSBURGH, PENNSYLVANIA           15219
        (Address of principal executive offices)              (Zip Code)




Registrant's telephone number, including area code     (412) 261-3000
                                                   ----------------------



                                      NONE
          (Former name or former address, if changed since last report)

ITEM 5.       Other Events

              Equitable Resources, Inc. (ERI) announced today that its Board of Directors has authorized management to develop a plan to sell its natural gas midstream operations located in Louisiana and Texas. Following a previously disclosed strategic review process, ERI is planning to divest its midstream/trading operations and to continue building around its exploration and production business. The midstream operations include a fully-integrated gas gathering, processing and storage system in Louisiana and a natural gas and electric marketing business based in Houston.

ITEM 7.       Financial Statements, Pro Forma Financial Information and Exhibits

     (c) A press release announcing Board of Directors' approval for management to develop a plan to sell its natural gas midstream operations located in Louisiana and Texas is filed as Exhibit 99 to this report.




                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                          EQUITABLE RESOURCES, INC.
                                                (Registrant)



                                   By       /s/ John A. Bergonzi
                                     ------------------------------------------
                                                John A. Bergonzi
                                              Corporate Controller
                                            and Assistant Treasurer


March 20, 1998

                                  EXHIBIT INDEX


                                                                      Sequential
Exhibit No.                Department Description                      Page No.

    99            Press release announcing Board of Directors'            4
                  approval for management to develop a plan to sell its natual gas midstream assets located in Louisiana and Texas

Exhibit 1

                        CONTACT:          DIANE WUYCHECK - MEDIA
                                          (412) 553-5911
                                          OR
                                          ROBERT ATKINSON - ANALYSTS
                                          (412) 553-5768


                        DATE:             MARCH 20, 1998


                                          FOR IMMEDIATE RELEASE



                           EQUITABLE RESOURCES TO SELL
                      ITS NATURAL GAS MIDSTREAM OPERATIONS


PITTSBURGH -- Equitable Resources, Inc. (ERI) announced today that its Board of Directors has authorized management to develop a plan to sell its natural gas midstream operations located in Louisiana and Texas. Following a previously disclosed strategic review process, ERI is planning to divest its midstream/trading operations and to continue building around its exploration and production business. The midstream operations include a fully-integrated gas gathering, processing and storage system in Louisiana and a natural gas and electric marketing business based in Houston.

         "We have significantly added to the value of these midstream operations during the past three years," said Donald I. Moritz, president and chief executive officer. "Today, we are focused on further development of our exploration and production, utilities and energy services businesses."
         A transaction resulting in the sale of the midstream operations could take place as early as the third quarter of 1998.

         The sale of the midstream operations is a part of ERI's aggressive strategy to manage its portfolio of businesses to yield enhanced shareholder returns. Last year, following an evaluation of alternatives with respect to its western United States and Canadian exploration and production properties, ERI sold oil and gas properties for $170 million as a part of its geographic focusing effort in the Appalachian basin and U.S. Gulf Coast region. Separately, ERI acquired two producing oil and natural gas fields in the offshore Gulf.

         ERI's principal midstream asset is Louisiana Intrastate Gas Company, L.L.C. (LIG), which includes a 1,900-mile pipeline system and four natural gas liquids processing plants. In addition, LIG operates a 67-mile pipeline which was purchased from the Department of Energy last year. It was integrated into the LIG system which has more than 100 connections with other pipelines and access to Louisiana's major industries and gas markets. LIG is also in the process of expanding one of its liquids processing plants to accommodate additional contract processing volumes.

         As a part of its midstream operations, ERI also owns and operates the Jefferson Island Underground Gas Storage and Interchange facility, a salt-dome storage cavern with direct interconnections to seven other pipelines as well as the Henry Hub. Construction for a second cavern at Jefferson Island is underway that will, upon completion, double its storage capacity. ERI's Supply & Trading unit is a part of the midstream operations and engages in the marketing and trading of natural gas and electricity.

         ERI is a fully-integrated energy exploration, distribution, marketing and energy services company. It offers customized energy solutions to wholesale and retail customers with innovative products and services from its three primary business segments -- ERI Supply & Logistics, ERI Utilities and ERI Services.

         Equitable Resources, Inc. stock is traded under the symbol, EQT.

                                     # # # #

     EQUITABLE RESOURCES' RECENT NEWS RELEASES ARE AVAILABLE FREE OF CHARGE
             BY FAX THROUGH COMPANY NEWS ON CALL AT 1-800-758-5804,
           EXT. 289250, OR ON THE INTERNET AT HTTP://WWW.ERI2000.COM